                                                                      EXHIBIT 16

September 3, 2003



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Gentlemen:

We have read Item 4 of Form 8-K/A dated September 3, 2003 of Nutrition 21, Inc. and are in agreement with the statements contained in paragraphs two and three on page 2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.



                                                      /s/ Ernst & Young LLP


Stamford, Connecticut